Exhibit 1.01

SCHLUMBERGER LIMITED

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2015

This Conflict Minerals Report (the “Report”) of Schlumberger Limited has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2015 to December 31, 2015.

All references in this Report to “Schlumberger,” “Company,” “we,” “us” or “our” are to Schlumberger Limited (Schlumberger N.V., incorporated in Curaçao) and its consolidated subsidiaries as of December 31, 2015.

Schlumberger is the world’s leading provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry, and supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).

Description of Products Covered by this Report

This Report relates to products sold: (a) that contain conflict minerals necessary to their functionality or production (“necessary conflict minerals”); (b) that we had reason to believe may have originated in the Democratic Republic of the Congo or an adjoining country (the “covered countries”) and may not have come from recycled or scrap sources; and (c) that we manufactured, or contracted to be manufactured, in 2015 (the “covered products”). The covered products, organized by Group, are as follows: Reservoir Characterization — permanent multiphase meters; subsea safety valves; oil, gas and core analysis laboratory equipment; seismic land acquisition systems; perforating hardware and accessories; Drilling — downhole drilling tools; solids and pressure control equipment for drilling fluids systems; data acquisition equipment for drilling operations; Production — surface and downhole completions tools; artificial lift pumps; stimulation pumping and cementing equipment; and groundwater monitoring products.

Due Diligence Design and Process

Our due diligence efforts were designed to conform in all material respects to the framework in the Organisation for Economic Co-operation and Development’s “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Gold and on Tin, Tantalum and Tungsten (collectively, the “OECD Guidance”).

The following is a description of the measures that we took to exercise due diligence on the source and chain of custody of necessary conflict minerals contained in our covered products.

Step 1: Company Management Systems

Conflict Minerals Policy

We have adopted a policy relating to conflict minerals in our products (the “Conflict Minerals Policy”), incorporating relevant standards contained in the OECD Guidance, which is available at http://www.slb.com/about/global_citizenship/conflict_minerals.aspx. The Conflict Minerals Policy iterates our commitment to responsibly source materials from suppliers that share our values. It reflects our expectation that our immediate (“Tier 1”) suppliers will perform due diligence similar to ours on the sources of conflict minerals in their supply chains, and our expectation that they will require their own suppliers to do the same. It further provides generally that when a robust and validated conflict-free supply chain is established or a robust mineral tracing program is developed, we will expect our direct suppliers to procure only minerals using that validated supply chain, so as to avoid the use of minerals that have financed conflict in the covered countries.

Internal Management Teams

Members of our business, legal, engineering, procurement and sourcing, and information technology functions comprised a core team that was involved in various phases of compliance with the Rule. Members of this core team have put in place processes and controls reasonably designed to increase transparency in our conflict minerals supply chain. The core team formally reports to senior management on the progress of its compliance efforts throughout the Company and promotes consistency in interpretation of the Rule and industry practice and in implementation of our compliance efforts.

In 2013, we established a steering committee comprised of executive-level representatives of our procurement and sourcing, engineering, manufacturing and sustaining, and legal functions. The steering committee is responsible for implementing our conflict minerals compliance strategy; setting the general direction of our conflict minerals compliance efforts; and allocating sufficient resources in the cross-functional core team efforts. Senior management is briefed on the progress of our due diligence efforts on a periodic basis throughout the year. In addition, members of the core team presented to their respective business unit Presidents a final, formal review of: (a) their findings as to the source and status of the necessary conflict minerals contained in the covered products sold by their business unit; and (b) their unit’s due diligence efforts.

Control Systems

We have (a) adopted various processes related to our conflict minerals compliance efforts and determinations; (b) adopted standardized data templates for all business units to ensure consistency across various information technology systems, (c) adopted a procedure in our engineering design and manufacturing systems that requires the recording of necessary conflict mineral contents of newly-developed parts included in our products; (d) improved our electronic repository to retain relevant documentation concerning our conflict minerals compliance efforts and determinations; and (e) adopted written summaries, reviewed by the President of each relevant business unit, describing how each such business unit complied with the Rule and which of its products were subject to the Rule. In addition, certain employees from our legal, engineering, manufacturing, sustaining, procurement and sourcing, sales, finance and compliance functions are targeted for annual training and certification.

As we do not, except in very rare instances, have direct relationships with conflict mineral smelters and refiners (“SORs”), we engaged with others in our industry to compare and assess due diligence practices, identify SORs in our supply chains and formulate potential improvements in our ongoing due diligence efforts. We implemented a supply chain transparency system through the use of due diligence tools developed by the Conflict-Free Sourcing Initiative (“CFSI”), including the CFSI’s Conflict Minerals Reporting Template (the “Template”), which is designed to identify the SORs that process the conflict minerals in a company’s supply chain. We also support our suppliers’ use of validation, certification and audit programs on SORs upstream in our supply chain, such as those developed by CFSI; the ITRI Tin Supply Chain Initiative (“iTSCi”); Tungsten Industry – Conflict Mineral Council Framework (“ti-cmc”); the London Bullion Market Association (“LBMA”); and the Responsible Jewellery Council (“RJC”).

We also maintain a company-level grievance mechanism, as described in our Code of Conduct, that enables employees and others to anonymously report concerns, including any concerns regarding our conflict minerals supply chain. Throughout the year, we communicated this mechanism to our employees.

Step 2: Identification and Assessment of Supply Chain Risks

In order to identify and assess the risks in our supply chain, we first identified products for sale that we manufactured or contracted to manufacture in 2015 that contained, or that may contain, necessary conflict minerals. As stated above, we have adopted a procedure in our engineering design and manufacturing system that is reasonably designed to identify each necessary conflict mineral included in our products. We conducted extensive research on our existing parts, particularly those that we had not confirmed in 2014. In cases where we determined that a necessary conflict mineral was contained in one of our parts, we identified that specific mineral and flagged both the part and finished product containing that part in our system. If, after our initial research, we were unable to determine whether a necessary conflict mineral was included in a part, we considered that part to be in scope of the Rule and it was internally flagged for additional research. For new parts developed or manufactured in 2015, the engineers and métiers in charge of providing materials for such part were required to indicate any necessary conflict minerals included in the part. Where we determined that a newly-developed part contained a necessary conflict mineral and that the finished product was in scope of the Rule, we included that part in our further information gathering efforts. We then identified our Tier 1 suppliers that supplied us with the parts and products considered to be in scope of the Rule.

As a downstream company typically several tiers removed from mining operations and SORs, we must rely on our suppliers to provide information regarding the source and presence of necessary conflict minerals in our covered products. To that end, we engaged a third-party data collection and aggregation provider to assist us in conducting due diligence on our supply chain. Information was collected using the Template, which requested our Tier 1 suppliers to identify the SORs and countries of origin of the necessary conflict minerals they supplied to us and contained in our covered products, and to determine whether any such necessary conflict minerals came from recycled or scrap sources. In conducting due diligence, we prioritized responses from certain of our suppliers, as determined based on their strategic importance to us and our annual spend with such suppliers; we communicated this priority to our third-party data collection and aggregation provider in an effort to increase the response rate of these higher-risk suppliers.

Our supplier engagement began with introductory emails to relevant Tier 1 suppliers, notifying them that we would be conducting appropriate due diligence regarding the presence, source and chain of custody for any necessary conflict minerals that may be contained in parts or products that we purchased from them. The emails also described our conflict minerals compliance program and the Rule. In an effort to increase awareness of our conflict minerals program, we provided suppliers with background materials describing the conflict minerals rule, including frequently asked questions (FAQs) regarding, among other things, conflict minerals tracing. We requested product-level information from our Tier 1 suppliers on the parts and products we purchased from them. Suppliers were allowed to submit multiple responses as necessary to address all such parts and products. We analyzed all responses to determine their scope. As described further in the “Results of Supply Chain Due Diligence” section below, we received significantly more product-level responses for 2015 from our Tier 1 suppliers year-over-year. For 2014, a majority of our suppliers responded at the company level, whereas for 2015 a majority of our suppliers responded at the product level.

We pursued subsequent engagement with non-responsive suppliers, which included the following:

•	we sent multiple email reminders requesting survey completion;

•	suppliers who remained non-responsive after these email reminders were contacted by phone and offered assistance, including further information about the Rule, our conflict minerals program and clarification regarding how they could provide the required information; and

•	if, following the above efforts, a supplier still did not provide the information requested, we further escalated the matter internally on a supplier risk priority basis and followed up directly with certain of these suppliers.

We reviewed and evaluated all supplier responses for consistency and completeness, both in terms of which products were said to contain or not contain necessary conflict minerals, as well as the origin of those materials. When necessary, we followed up with suppliers on responses to their reporting templates to seek clarifying or corrective information.

In instances where a supplier identified a SOR and the source of its conflict minerals, we sought to verify this information with third-party databases, internet searches, and reviews of government databases and industry/trade organization lists, including the list of known conflict minerals processing facilities worldwide published by the U.S. Department of Commerce. We also compared the SORs identified by suppliers in their responses to us against the list of compliant SORs published by CFSI’s Conflict-Free Smelter Program (the “CFSP”), the LBMA and the RJC. In some cases, a supplier identified a SOR and stated that its conflict minerals were not sourced from any of the covered countries. However, we were sometimes able to confirm, based on available information concerning the SOR identified, that the SOR was reported to source from one or more of the covered countries. In such cases, we communicated our findings to the supplier for further investigation. As a general matter, we requested that suppliers update their responses to us as more information became available to them.

Based on our review, we flagged certain responses when:

•	SOR information was provided for a conflict mineral that was not used in the relevant part or product;

•	SOR information was not provided for a conflict mineral that was used in a relevant part or product;

•	SOR information provided could not be verified using the methods described above;

•	a supplier indicated that it sourced conflict minerals from the covered countries, but none of the SORs listed were known to source from the region;

•	a supplier indicated that it had not received conflict minerals data from all relevant suppliers;

•	a supplier indicated that it had not identified all SORs from which it sourced conflict minerals for the relevant parts and products;

•	a supplier indicated that it had not provided all applicable SOR information it received from its suppliers; or

•	a supplier indicated that all of the conflict minerals for the relevant parts and products originated from scrap/recycled sources, but one or more of the SORs listed were not known to be exclusive recyclers.

We followed up on all flagged responses to clarify and address inconsistencies, incompleteness, invalid responses, uncertainties and responses indicating that relevant conflict minerals were or may have been sourced from one or more of the covered countries.

During 2015, we also led an energy industry effort to communicate directly with eight SORs that were not part of any certification program but that we confirmed were used by all members of our industry group. Because these SORs were not part of any certification program, it was not clear where the SORs sourced their minerals. All of the industry group participants signed a letter that was sent to these eight SORs requesting that they engage with a recognized certification body.

Step 3: Strategy to Respond to Identified Risks

For any SORs that were known to source necessary conflict minerals from any of the covered countries, we attempted to confirm that such SORs were listed in the various lists of compliant SORs described above. In addition, we sent a communication to our suppliers who sourced from such SORs, asking that they acknowledge the source of the relevant conflict minerals. We also included a copy of our Conflict Minerals Policy. Additionally, we reached out to our Tier 1 suppliers that we determined to have sourced from any of the covered countries, wherein we recommend such supplier join a group such as CFSI in order to obtain more up to date and accurate information regarding SORs and further to support the industry effort to achieve transparency.

As described in our Conflict Minerals Policy, in the event that we have reason to believe a supplier is supplying us with conflict minerals from sources that may support conflict in any of the covered countries, we will encourage that supplier to establish an alternative source of conflict minerals that does not support such conflict, or we may consider reevaluating the supplier relationship. If a Tier 1 supplier has been unresponsive or otherwise uncooperative in our due diligence efforts, we will also reevaluate that relationship. If a Tier 1 supplier is not compliant with our Conflict Minerals Policy and is unwilling to expect its own suppliers to use conflict-free sources, we may then also reassess the supplier relationship. As described above, we support the use of validation, certification and audit programs for SORs in our supply chain.

Our supplier engagement efforts described above in “Step 2: Identification and Assessment of Supply Chain Risks” also support our risk mitigation efforts.

Step 4: Independent Third-Party Audit of SORs’ Due Diligence Practices

As stated above, we are typically several tiers removed from mining operations and SORs, rendering transparency of our supply chain very difficult. Furthermore, except in rare instances, we do not have direct relationships with SORs and do not perform direct audits of the entities within our supply chain. Accordingly, we rely on our suppliers to provide the information necessary to assess compliance with our conflict minerals program and support the development and implementation of independent third party audits of SORs’ sourcing, such as the CFSP. For a Tier 1 supplier that we determined to have sourced from any of the covered countries, we recommend such supplier join a group such as the CFSI in order to obtain more up-to-date and accurate information regarding SORs and further to support the industry efforts to achieve transparency. In addition, as discussed above, during 2015, we led an energy industry effort to communicate directly with eight SORs that were not part of any certification program and requested that they engage with a recognized certification body.

We use a third party to aid in verifying the information supplied by our suppliers with respect to the SORs that they source from, and to review and confirm the validity of the CFSI, RJC and LBMA certifications of those SORs. In some cases, our third party reaches out directly to SORs as necessary to confirm the information either publicly available or made available in reporting template responses that may be contradictory or incomplete.

Step 5: Report on Supply Chain Due Diligence

As indicated in the Specialized Disclosure Report on Form SD, this Report is publicly available on our website at http://www.slb.com/about/global_citizenship/conflict_minerals.aspx. Our Conflict Minerals Policy also is available at http://www.slb.com/about/global_citizenship/conflict_minerals.aspx.

Results of Supply Chain Due Diligence

We sent the Template to 1,146 suppliers and received completed responses from approximately 58% of these suppliers. As part of our risk identification and mitigation efforts, we focused on obtaining responses from our top suppliers, based on strategic importance and annual spend. The following table lists the response rate and certain other information for our suppliers.

Supplier Rank (Strategic Importance and Annual Spend)	Response Rate	Number of Suppliers
Top	85%	60
High	69%	262
Medium	59%	448
Low	45%	376

Many of the respondents indicated that they had not finished the due diligence on their supply chains and were still completing the Template. We requested a response at the product level; 69% of the completed declarations were at the product level, compared to only 2% in the previous year.

For the responses we received at the company level, we do not know whether the SORs listed actually supplied conflict minerals that we used in our covered products. Therefore, such SORs are not included in the tables below of the SORs that we know have processed the necessary conflict minerals contained in our covered products.

For responses at the product level, 367 SORs are included in the tables below. Based on our due diligence, we identified 30 verified SORs that source conflict minerals from one or more of the covered countries. Twenty eight of these SORs are certified with a recognized certification body. One tin SOR has a CFSI smelter identification number but is not, as of March 31, 2016, certified. One remaining tungsten SOR is not CFSP certified for tungsten, but is certified for tantalum.

The table below, which is as of March 31, 2016, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that sourced conflict minerals from one or more of the covered countries:

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Gold	CCR Refinery - Glencore Canada Corporation	LBMA, CFSP Compliant	Argentina, Australia, Canada, Chile, DRC- Congo (Kinshasa), Germany, Japan, Peru, Switzerland, United States, Zambia
Gold	Rand Refinery (Pty) Ltd.	LBMA, CFSP Compliant	Canada, China, DRC- Congo (Kinshasa), Ghana, Guinea, Hong Kong, Mali, Namibia, South Africa, Tanzania
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Compliant	Brazil, China, Ethiopia, India, Niger, Rwanda, Thailand
Tantalum	Duoluoshan	CFSP Compliant	Bolivia, Brazil, China, Ethiopia, India, Japan, Malaysia, Niger, Nigeria, Rwanda, Thailand
Tantalum	H.C. Starck Co., Ltd.	CFSP Compliant	Australia, Bolivia, Brazil, Ethiopia, India, Mozambique, Namibia, Rwanda, Sierra Leone, Thailand, Zimbabwe
Tantalum	H.C. Starck GmbH Goslar	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Thailand, United States, Zimbabwe
Tantalum	H.C. Starck GmbH Laufenburg	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Zimbabwe
Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Rwanda
Tantalum	H.C. Starck Inc.	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, United States, Zimbabwe
Tantalum	H.C. Starck Ltd.	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Zimbabwe
Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP Compliant	Australia, Bolivia, Brazil, China, Ethiopia, India, Mozambique, Namibia, Rwanda, Sierra Leone, United States, Zimbabwe

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Compliant	China, DRC- Congo (Kinshasa)
Tantalum	KEMET Blue Metals;	CFSP Compliant	Burundi, Mexico, Mozambique, Niger, Nigeria, Rwanda
Tantalum	Kemet Blue Powder	CFSP Compliant	Burundi, China, DRC- Congo (Kinshasa), Mexico, Mozambique, Niger, Nigeria, Rwanda, United States
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Compliant	Australia, Brazil, Burundi, China, Ethiopia, Malaysia, Mozambique, Niger, Nigeria, Rwanda, Switzerland
Tantalum	Ulba Metallurgical Plant JSC	CFSP Compliant	Australia, Belarus, Brazil, Burundi, Canada, China, DRC- Congo (Kinshasa), Ethiopia, Japan, Kazakhstan, Mozambique, Russia, Rwanda, United States, Zimbabwe
Tantalum	Zhuzhou Cemented Carbide	CFSP Compliant	Brazil, Burundi, China, DRC- Congo (Kinshasa), Japan, Kazakhstan, Malaysia, Niger, Nigeria, Russia, Rwanda
Tin	CV United Smelting	CFSP Compliant	China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Peru
Tin	EM Vinto	CFSP Compliant	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Germany, Indonesia, Malaysia, Peru, Russia
Tin	Malaysia Smelting Corporation (MSC)	CFSP Compliant	Indonesia, Malaysia
Tin	Minsur	CFSP Compliant	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Rwanda, Switzerland, Thailand, United States
Tin	Operaciones Metalurgical S.A.	CFSP Compliant	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Peru, Philippines, Russia, Thailand
Tin	PT Bukit Timah	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Russia
Tin	PT Pelat Timah Nusantara Tbk	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Mozambique, Peru
Tin	PT Stanindo Inti Perkasa	CFSP Compliant	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), India, Indonesia, Malaysia, Peru, Thailand
Tin	PT Timah (Persero) Tbk Mentok	CFSP Compliant	Australia, Bolivia, Brazil, Canada, Chile, China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Morocco, Myanmar, Peru, Poland, Portugal, Rwanda, Thailand
Tin	Thaisarco	Not currently certified	Bolivia, Brazil, Burundi, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Niger, Nigeria, Rwanda
Tungsten	H.C. Starck GmbH	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Estonia, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Peru, Portugal, Russia, Rwanda, Sierra Leone, Spain, Thailand, United States, Zimbabwe

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Germany, Japan, Mexico, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Spain, Thailand, United States, Vietnam
Tungsten	Zhuzhou Cemented Carbide	CFSP Compliant for tin, but not yet certified for Tungsten	Australia, Bolivia, Brazil, Canada, China, Mexico, Niger, Nigeria, Russia, Rwanda, Spain, Thailand

The table below, which is as of March 31, 2016, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products but that did not source conflict minerals from any of the covered countries:

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Gold	Umicore Precious Metals Thailand	RJC, CFSP Compliant	Thailand
Gold	Argor-Heraeus SA	LBMA, RJC, CFSP Compliant	Argentina, Chile, China, Hong Kong, Singapore, South Africa, Switzerland
Gold	Heraeus Ltd. Hong Kong	LBMA, RJC, CFSP Compliant	Australia, Canada, China, France, Germany, Hong Kong, Japan, Laos, Malaysia, Mozambique, Peru, Philippines, Singapore, South Africa, Switzerland, Taiwan, Thailand
Gold	Metalor USA Refining Corporation	LBMA, RJC, CFSP Compliant	Canada, China, Mexico, Switzerland, United States
Gold	PAMP SA	LBMA, RJC, CFSP Compliant	Australia, Canada, Hong Kong, Mexico, South Africa, Switzerland
Gold	PX PrŽcinox SA	LBMA, RJC, CFSP Compliant	Australia, Canada, Mozambique, Switzerland
Gold	Valcambi SA	LBMA, RJC, CFSP Compliant	Australia, Hong Kong, Japan, Switzerland, Taiwan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA Compliant , CFSP - Active	China, Mexico, Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	LBMA Compliant, CFSP - Active	Indonesia, United States, Uzbekistan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, CFSP Compliant	Germany, Japan, Recycle/Scrap, Thailand
Gold	AngloGold Ashanti Córrego do Sítio Mineração	LBMA, CFSP Compliant	Australia, Brazil, South Africa
Gold	Asahi Pretec Corporation	LBMA, CFSP Compliant	Argentina, Australia, Brazil, Canada, Chile, Guinea, Hong Kong, Japan, Mexico, Papua New Guinea, Peru, Recycle/Scrap, Singapore, United States
Gold	Asahi Refining USA Inc.	LBMA, CFSP Compliant	Australia, Canada, China, Hong Kong, Malaysia, United States
Gold	Aurubis AG	LBMA, CFSP Compliant	China, Germany, Hong Kong, Recycle/Scrap, United States
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP Compliant	Canada, Philippines
Gold	Boliden AB	LBMA, CFSP Compliant	Canada, Sweden
Gold	C. Hafner GmbH + Co. KG	LBMA, CFSP Compliant	Germany
Gold	Chimet S.p.A.	LBMA, CFSP Compliant	Australia, Italy, Mexico, Recycle/Scrap
Gold	Elemetal Refining, LLC	LBMA, CFSP Compliant	Brazil, Hong Kong, Indonesia, Japan, Kazakhstan, Philippines, Russia, United States
Gold	Heimerle + Meule GmbH	LBMA, CFSP Compliant	Australia, Austria, Canada, China, Germany, Hong Kong, Jersey, Malaysia, Mozambique, Philippines, Recycle/Scrap, South Africa

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP Compliant	Australia, Bolivia, Chile, China, Germany, Hong Kong, Jersey, Malaysia, Peru, Switzerland, United States
Gold	Istanbul Gold Refinery	LBMA, CFSP Compliant	Turkey
Gold	Japan Mint	LBMA, CFSP Compliant	Japan
Gold	Jiangxi Copper Company Limited	LBMA, CFSP Compliant	China, Japan, United States
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP Compliant	Australia, Canada, Japan, Russia
Gold	JSC Uralelectromed	LBMA, CFSP Compliant	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP Compliant	Chile
Gold	Kazzinc	LBMA, CFSP Compliant	Australia, Kazakhstan, Peru
Gold	LS-NIKKO Copper Inc.	LBMA, CFSP Compliant	Australia, Brazil, Chile, Hong Kong, India, Indonesia, Japan, Kazakhstan, Peru, Singapore, South Africa, South Korea, United States
Gold	Matsuda Sangyo Co., Ltd.	LBMA, CFSP Compliant	Australia, Canada, China, Hong Kong, Indonesia, Japan, United Kingdom, United States
Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, CFSP Compliant	Australia, China, Hong Kong, Japan, Peru, Switzerland, United States
Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, CFSP Compliant	China, Singapore, Switzerland
Gold	Metalor Technologies SA	LBMA, CFSP Compliant	Canada, China, Hong Kong, Sweden, Switzerland, United Kingdom, United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP Compliant	China, Mexico
Gold	Mitsubishi Materials Corporation	LBMA, CFSP Compliant	Canada, Chile
Gold	Mitsui Mining & Smelting	LBMA, CFSP Compliant	Australia, Canada, China, Japan
Gold	Moscow Special Alloys Processing Plant	LBMA, CFSP Compliant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA, CFSP Compliant	Saudi Arabia, Turkey, United Arab Emirates
Gold	Nihon Material Co., Ltd.	LBMA, CFSP Compliant	Australia, Canada, Japan, Mozambique
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	LBMA, CFSP Compliant	Russia
Gold	OJSC Novosibirsk Refinery	LBMA, CFSP Compliant	Italy, Russia
Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP Compliant	Australia, China, Russia
Gold	PT Aneka Tambang (Persero) Tbk	LBMA, CFSP Compliant	Indonesia
Gold	Royal Canadian Mint	LBMA, CFSP Compliant	Canada, Chile, Germany, Guyana, Japan, Mexico, Peru, Suriname, Switzerland
Gold	Schone Edelmetaal B.V.	LBMA, CFSP Compliant	Belgium, Netherlands
Gold	SEMPSA Joyería Platería SA	LBMA, CFSP Compliant	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP Compliant	China, Japan, United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP Compliant	Germany, Russia, Taiwan
Gold	Solar Applied Materials Technology Corp.	LBMA, CFSP Compliant	Canada, China, Hong Kong, Taiwan, United States
Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP Compliant	Chile, Indonesia, Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP Compliant	Australia, Belgium, Canada, Chile, China, Hong Kong, Japan, Malaysia, Mexico, Singapore, South Africa, Switzerland, United Kingdom, United States, Uzbekistan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP Compliant	China, Peru
Gold	Tokuriki Honten Co., Ltd.	LBMA, CFSP Compliant	Australia, Canada, Chile, China, Hong Kong, Japan, Peru, United States
Gold	Umicore Brasil Ltda.	LBMA, CFSP Compliant	Brazil, Japan

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Gold	Western Australian Mint trading as The Perth Mint	LBMA, CFSP Compliant	Australia, Bolivia, Chile, China, Guinea, Hong Kong, Papua New Guinea, Peru, South Korea
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP Compliant	Australia, Canada, China, Mozambique, Philippines, Switzerland, Thailand
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	LBMA, CFSP Compliant	China, Kyrgyzstan, Mongolia, Papua New Guinea, Peru, Russia, Tajikistan
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA Compliant	China, Mexico, Mongolia
Gold	Kyrgyzaltyn JSC	LBMA Compliant	Australia, Brazil, Kyrgyzstan
Gold	The Great Wall Gold and Silver Refinery of China	LBMA Compliant	China
Gold	Aida Chemical Industries Co., Ltd.	CFSP Compliant	Bolivia, Canada, Japan, Peru, Portugal, Recycle/Scrap, Spain
Gold	Asaka Riken Co., Ltd.	CFSP Compliant	Armenia, Japan, Mexico, Recycle/Scrap
Gold	Eco-System Recycling Co., Ltd.	CFSP Compliant	Bolivia, Canada, Japan, Recycle/Scrap
Gold	Kojima Chemicals Co., Ltd.	CFSP Compliant	Japan
Gold	Materion	CFSP Compliant	Brazil, Canada, Chile, China, United States
Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP Compliant	Japan
Gold	Yamamoto Precious Metal Co., Ltd.	CFSP Compliant	Japan
Gold	Yokohama Metal Co., Ltd.	CFSP Compliant	Brazil, China, Japan, Malaysia
Gold	Advanced Chemical Company		United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		Brazil, Turkey
Gold	Bauer Walser AG		Germany
Gold	Caridad		Bolivia, Chile, China, Japan, Mexico
Gold	Cendres + Métaux SA		Australia, Germany, Recycle/Scrap, Switzerland
Gold	Chugai Mining		Canada, Japan
Gold	Codelco		Chile
Gold	Daejin Indus Co., Ltd.		Japan, South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.		China
Gold	Dowa		Canada, Hong Kong, Indonesia, Japan, Mexico, United States
Gold	DSC (Do Sung Corporation)		Recycle/Scrap, South Korea
Gold	Eldorado Gold Corporation		Australia, Brazil, China, Greece, Romania, Turkey
Gold	ESG Edelmetall-Service GmbH & Co. KG		Germany
Gold	Faggi Enrico S.p.A.		Italy, Recycle/Scrap
Gold	Gansu Seemine Material Hi-Tech Co Ltd		China
Gold	Geib Refining Corporation		China, United States
Gold	Guangdong Jinding Gold Limited		Australia, China, Taiwan
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		China
Gold	Hwasung CJ Co. Ltd.		Australia, Canada, Hong Kong, Japan, Mexico, South Korea, United States
Gold	Jinlong Copper Co., Ltd.		China, United States
Gold	Kazakhmys plc		Kazakhstan, Kyrgyzstan
Gold	KGHM Polska Miedź Spółka Akcyjna		Chile
Gold	Korea Metal Co. Ltd		Australia, Recycle/Scrap, South Korea
Gold	L’ azurde Company For Jewelry		Australia, Canada, Japan, Saudi Arabia, Taiwan
Gold	Lingbao Gold Company Ltd.		China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.		China
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd		China
Gold	Metalor Technologies (Suzhou) Co Ltd		China, South Africa
Gold	OJSC Kolyma Refinery		Russia
Gold	Penglai Penggang Gold Industry Co Ltd		China
Gold	Sabin Metal Corp.		Canada, China, United States
Gold	Samduck Precious Metals		South Korea

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Gold	SAMWON METALS Corp.		Australia, China, Hong Kong, South Korea
Gold	So Accurate Group, Inc.		China, Thailand, United States
Gold	Super Dragon Technology Co., Ltd.		China, Recycle/Scrap, Taiwan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.		China
Gold	Torecom		South Korea
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.		China
Gold	Yunnan Copper Industry Co Ltd		China
Tantalum	F&X Electro-Materials Ltd.	CFSP Compliant	China, Recycle/Scrap, Russia
Tantalum	FIR Metals & Resource Ltd.	CFSP Compliant	Brazil
Tantalum	Global Advanced Metals Aizu	CFSP Compliant	Australia, Canada, Japan
Tantalum	Global Advanced Metals Boyertown	CFSP Compliant	Australia, Brazil, Canada, China, Japan, Mozambique, United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Compliant	Brazil, China, Nigeria, Sierra Leone
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Compliant	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Compliant	China
Tantalum	King-Tan Tantalum Industry Ltd.	CFSP Compliant	China, Ethiopia
Tantalum	LSM Brasil S.A.	CFSP Compliant	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP Compliant	India
Tantalum	Mitsui Mining & Smelting	CFSP Compliant	Chile
Tantalum	Molycorp Silmet A.S.	CFSP Compliant	Estonia
Tantalum	Plansee SE Liezen	CFSP Compliant	Austria
Tantalum	Plansee SE Reutte	CFSP Compliant	Austria
Tantalum	QuantumClean	CFSP Compliant	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP Compliant	China, Peru, Russia
Tantalum	Taki Chemicals	CFSP Compliant	Brazil, Japan
Tantalum	Telex Metals	CFSP Compliant	Kazakhstan, Recycle/Scrap, Russia, United States
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP Compliant	China
Tantalum	AMG Advanced Metallurgical Group		Brazil
Tantalum	Ganzhou Huaxing Tungsten Products Co., Ltd.		Canada, China
Tantalum	Mineração Taboca S.A.		Brazil
Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP - Active	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP - Active	China, Recycle/Scrap, Singapore
Tin	Alpha	CFSP Compliant	Chile, China, Jersey, Peru, Recycle/Scrap, Spain, Taiwan, Thailand, United States
Tin	China Tin Group Co., Ltd.	CFSP Compliant	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP Compliant	Australia, Brazil, Peru
Tin	CV Serumpun Sebalai	CFSP Compliant	Brazil, Malaysia, United States, Uzbekistan
Tin	Fenix Metals	CFSP Compliant	Brazil, Poland, Recycle/Scrap
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP Compliant	Bolivia, Brazil, Canada, China, Indonesia, Japan, Peru
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP Compliant	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP Compliant	Brazil
Tin	Melt Metais e Ligas S/A	CFSP Compliant	Brazil
Tin	Mitsubishi Materials Corporation	CFSP Compliant	Indonesia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP Compliant	China, Philippines, Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CFSP Compliant	Bolivia, Brazil, Canada, China, Malaysia, Peru, Philippines
Tin	PT Aries Kencana Sejahtera	CFSP Compliant	China
Tin	PT Artha Cipta Langgeng	CFSP Compliant	Bolivia, Brazil, China, Germany, Indonesia, Malaysia

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tin	PT Babel Inti Perkasa	CFSP Compliant	Indonesia, Peru
Tin	PT Bangka Tin Industry	CFSP Compliant	Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Belitung Industri Sejahtera	CFSP Compliant	Indonesia
Tin	PT BilliTin Makmur Lestari	CFSP Compliant	Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT DS Jaya Abadi	CFSP Compliant	Australia, Bolivia, Brazil, Canada, China, Indonesia, Japan, Malaysia, Mozambique, Peru, Poland, Russia
Tin	PT Eunindo Usaha Mandiri	CFSP Compliant	China
Tin	PT Justindo	CFSP Compliant	Australia, Brazil, China
Tin	PT Mitra Stania Prima	CFSP Compliant	Bolivia, Brazil, Chile, China, Indonesia, Mexico, Russia
Tin	PT Prima Timah Utama	CFSP Compliant	United States
Tin	PT Refined Bangka Tin	CFSP Compliant	China, Indonesia
Tin	PT Sariwiguna Binasentosa	CFSP Compliant	United States
Tin	PT Sumber Jaya Indah	CFSP Compliant	China
Tin	PT Timah (Persero) Tbk Kundur	CFSP Compliant	Brazil, Canada, Chile, China, France, Indonesia, Malaysia, Peru, Thailand, United States
Tin	PT Tinindo Inter Nusa	CFSP Compliant	Belgium, China, Indonesia
Tin	Rui Da Hung	CFSP Compliant	China, Japan, Taiwan
Tin	Soft Metais Ltda.	CFSP Compliant	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Compliant	Brazil, China, Germany, Peru, Thailand
Tin	Yunnan Tin Group (Holding) Company Limited	CFSP Compliant	Australia, Belgium, Bolivia, Brazil, Canada, China, Ethiopia, Germany, Hong Kong, Indonesia, Malaysia, Peru
Tin	CNMC (Guangxi) PGMA Co. Ltd.		China
Tin	Complejo Metalurgico Vinto S.A.		Bolivia, Brazil
Tin	CSC Pure Technologies		China, Russia
Tin	CV Duta Putra Bangka		China
Tin	CV Prima Timah Utama		Indonesia
Tin	Electroloy Metal Pte.		Brazil, China, Malaysia, Singapore
Tin	Estanho de Rondônia S.A.		Brazil, Taiwan
Tin	Feinhutte Halsbrucke GmbH		Germany, Poland
Tin	Gejiu Zi-Li		Brazil, China
Tin	Heraeus Materials Technology GmbH & Co. KG		Australia, China, Germany, Hong Kong, Jersey, Singapore, South Korea, Switzerland
Tin	Huichang Jinshunda Tin Co. Ltd.		China
Tin	Hyundai-Steel		Malaysia
Tin	Jean Goldschmidt International SA		Belgium, China
Tin	Linwu Xianggui Smelter Co.		China, India, Japan
Tin	Materials Eco-Refining Co., Ltd.		Japan, Recycle/Scrap
Tin	Mineração Taboca S.A.		Brazil
Tin	Nankang Nanshan Tin Co., Ltd.		Bolivia, China, Portugal, Russia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		Vietnam
Tin	Novosibirsk Integrated Tin Works		Kazakhstan, Peru, Philippines, Russia
Tin	POSCO		Peru, South Korea
Tin	PT Alam Lestari Kencana		Australia, Indonesia
Tin	PT Bangka Kudai Tin		China, Indonesia
Tin	PT Bangka Timah Utama Sejahtera		Brazil, China, Indonesia
Tin	Senju Metal Industry Co., Ltd.		Australia, Bolivia, Brazil, Canada, China, Japan, Malaysia, Peru
Tin	SGS		Bolivia, Brazil, Canada, China, Malaysia, Peru

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tin	Xianghualing Tin Co., Ltd.		China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	TICMC - Progressing, CFSP - Active	Bolivia, China, Russia
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	TICMC - Progressing, CFSP - Active	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	TICMC - Progressing	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	TICMC - Active, CFSP - Active	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	TICMC - Active, CFSP - Active	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	TICMC - Active, CFSP - Active	China
Tungsten	Kennametal Fallon	TICMC - Active, CFSP - Active	Bolivia, China, Portugal, Recycle/Scrap, Russia, United States
Tungsten	A.L.M.T. Tungsten Corp.	CFSP Compliant	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP Compliant	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP Compliant	Canada, China, Peru, Russia, Thailand
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP Compliant	Australia, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Compliant	Bolivia, Canada, China, Peru, Portugal, Spain
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Compliant	China
Tungsten	Global Tungsten & Powders Corp.	CFSP Compliant	Bolivia, Canada, China, Peru, Portugal, Spain, United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP Compliant	Canada, China, Russia, Thailand
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Compliant	China, Japan
Tungsten	Japan New Metals Co., Ltd.	CFSP Compliant	Canada, China, Russia, Thailand
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP Compliant	China
Tungsten	Kennametal Huntsville	CFSP Compliant	Bolivia, China, United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP Compliant	China
Tungsten	Niagara Refining LLC	CFSP Compliant	Brazil, Mexico, Portugal, Russia
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP Compliant	China, Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP Compliant	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	CFSP Compliant	Australia, Austria, China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP Compliant	China
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.		China
Tungsten	Exotech Inc.		United States
Tungsten	Golden Egret Special Alloy Co. Ltd.		China, Japan
Tungsten	Hunan Chenzhou Mining Co., Ltd.		China
Tungsten	Izawa Metal Co., Ltd		Japan
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		China
Tungsten	Materion		Brazil, Canada, China, United States
Tungsten	North American Tungsten		Canada, China, Japan
Tungsten	Nui Phao Mining Company Ltd.		Vietnam
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd.		Japan
Tungsten	Voss Metals Company, Inc.		United States

The table below, which is as of March 31, 2016, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that were either certified by one or more conflict free certification programs or that used only recycled or scrap minerals, but as to which we were unable to determine the countries of origin from which they sourced such conflict minerals:

Metal	Smelter/Refiner	Certification Status
Gold	Asahi Refining Canada Limited	LBMA, CFSP Compliant
Gold	DODUCO GmbH	CFSP Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP Compliant
Gold	Kennecott Utah Copper LLC	LBMA, RJC, CFSP Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, CFSP Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CFSP Compliant
Gold	Republic Metals Corporation	LBMA, RJC, CFSP Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, CFSP Compliant
Gold	Singway Technology Co., Ltd.	CFSP Compliant
Gold	T.C.A S.p.A	LBMA, CFSP Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP Compliant
Tantalum	D Block Metals, LLC	CFSP Compliant
Tantalum	Exotech Inc.	CFSP Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CFSP Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP Compliant
Tantalum	Solikamsk Magnesium Works OAO	CFSP Compliant
Tantalum	Tranzact, Inc.	CFSP Compliant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CFSP Compliant
Tin	An Thai Minerals Company Limited	CFSP - Active
Tin	CV Ayi Jaya	CFSP Compliant
Tin	CV Gita Pesona	CFSP Compliant
Tin	CV Venus Inti Perkasa	CFSP Compliant
Tin	Elmet S.L.U. (Metallo Group)	CFSP Compliant
Tin	Metallic Resources, Inc.	CFSP Compliant
Tin	Metallo-Chimique N.V.	CFSP Compliant
Tin	PT ATD Makmur Mandiri Jaya	CFSP Compliant
Tin	PT Bangka Prima Tin	CFSP Compliant
Tin	PT Cipta Persada Mulia	CFSP Compliant
Tin	PT Inti Stania Prima	CFSP Compliant
Tin	PT Panca Mega Persada	CFSP Compliant
Tin	PT Tommy Utama	CFSP Compliant
Tin	PT Wahana Perkit Jaya	CFSP Compliant
Tin	VQB Mineral and Trading Group JSC	CFSP Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	TICMC - Progressing
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CFSP Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CFSP Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	TICMC - Progressing, CFSP - Active
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	TICMC - Progressing, CFSP - Active
Tungsten	Hydrometallurg, JSC	CFSP Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSP Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP Compliant
Tungsten	Pobedit, JSC	TICMC - Active
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CFSP - Active

The table below, which is as of March 31, 2016, lists the SORs known to us to have supplied necessary conflict minerals contained in our covered products and that were not certified by one or more conflict free certification programs. In addition, despite our diligence efforts we were unable to determine the countries from which these SORs sourced necessary conflict minerals.

Metal	Smelter/Refiner
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Korea Zinc Co. Ltd.
Gold	Metalli Preziosi S.p.A
Gold	Metallic Resources, Inc.
Gold	Morris and Watson
Gold	Rio Tinto Group
Gold	SAXONIA Edelmetalle GmbH
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	WIELAND Edelmetalle GmbH
Tantalum	ABS Industrial Resources Ltd.
Tantalum	Avon Specialty Metals Ltd.
Tantalum	Gannon & Scott
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tantalum	JS International Industrial Limited
Tantalum	JX Nippon Mining & Metals Co., Ltd.
Tantalum	Phoenix Metal Ltd
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	Treibacher Industrie AG
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Best Metais e Soldas SA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	Colonial Metals, Inc
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.A. de C.V.
Tin	Gejiu Fengming Metalurgy Chemical Plant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Guangxi Non-ferrous Metals Group Company Limited
Tin	Ishifuku Metal Industry Co., Ltd.
Tin	Japan New Metals Co., Ltd.
Tin	Jiangxi Copper Company Limited
Tin	JX Nippon Mining & Metals Co., Ltd.
Tin	Kovohutě Příbram
Tin	Metahub Industries Sdn. Bhd.
Tin	Metalor Technologies SA
Tin	Mitsui Mining & Smelting
Tin	Omodeo Metalleghe
Tin	Phoenix Metal Ltd
Tin	PT Fang Di MulTindo
Tin	PT Karimun Mining
Tin	PT Seirama Tin investment
Tin	PT Tirus Putra Mandiri
Tin	Resind Indústria e Comércio Ltda.
Tin	Ritchey Metals
Tin	Sumitomo Metal Mining Co., Ltd.

Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Umicore SA Business Unit Precious Metals Refining
Tungsten	Air Products
Tungsten	China Nonferrous Metal Mining (Group) Co., Ltd.
Tungsten	ERAMET
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Jiujiang Tanbre Co., Ltd.
Tungsten	JS International Industrial Limited
Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd.

Future Process Improvements

Integrate Cameron products and practices — On April 1, 2016, we acquired Cameron International Corporation (“Cameron”), a provider of flow equipment products, systems and services. We will integrate the Cameron products subject to the Rule into our conflict minerals program and systems and will review and evaluate Cameron’s processes and procedures to identify and implement synergies. We will flag the Cameron products in our various systems and incorporate them into our third-party data collection and reporting tool.

Supplier engagement — We received a response rate of 63% from our Tier 1 suppliers for 2015, as opposed to 46% for 2014. We will continue to engage with our Tier 1 suppliers to attempt to increase supply chain transparency, including follow up with unresponsive suppliers. In addition, we will work with our Tier 1 suppliers to obtain even more product-level responses. As stated previously, 69% of our supplier responses were at the product level, as opposed to 2% for 2014. Finally, we will encourage improvement from those Tier 1 suppliers who provided a response at the product level but stated that 25% or less of their supply chain had provided a response. We will engage with these suppliers to remind them of the expectations set forth in our Conflict Minerals Policy and provide assistance where practicable.

Educational certification — More than 80% of our employees targeted for training on the Rule completed their annual training in 2015. These employees are members of the legal, engineering, manufacturing, sustaining, procurement and sourcing, sales, finance and compliance functions. We will continue targeted annual training and seek to improve the completion percentage, while also targeting new employees, including those from the Cameron acquisition. We will also develop additional training materials for enhanced understanding of various procedures for targeted employees who are integral to our reporting requirements under the Rule.